Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of December 19, 2019 (this “Agreement”), by and among Evans Bancorp, Inc. (“Evans”), a New York corporation,  FSB Bancorp, Inc. (“FSB”), a Maryland corporation, and the undersigned stockholder of FSB (the “Stockholder”).

W I T N E S  S E T H:

WHEREAS, concurrently with the execution of this Agreement, Evans,  MMS Merger Sub, Inc., a Maryland corporation (“Merger Sub”), and FSB are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the  “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into FSB (the “Merger”), with FSB as the surviving corporation in the Merger and a wholly owned Subsidiary of Evans and (ii) immediately thereafter, FSB, as the surviving corporation in the Merger, will merge with and into Evans (the “Second Merger” and, together with the Merger, the “Holdco Mergers”), with Evans as the surviving corporation;

WHEREAS, immediately following the Second Merger,  Fairport Savings Bank, a New York-chartered savings bank and wholly owned subsidiary of FSB, will merge with and into Evans Bank, a national banking association and wholly owned subsidiary of Evans (“Evans Bank”), with Evans Bank as the surviving bank (the “Bank Merger” and, together with the Holdco Mergers, the “Mergers”);

WHEREAS, as of the date hereof, the Stockholder is a [director][executive officer] of FSB and has Beneficial Ownership of (as defined below), in the aggregate, those shares of common stock, $0.01 par value per share of FSB (“FSB Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted, at the election of the Stockholder pursuant to the Merger Agreement, into the right to receive the Merger Consideration, and therefore the Mergers are expected to be of substantial benefit to the Stockholder; and

WHEREAS, as a material inducement to Evans entering into the Merger Agreement,  Evans has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I GENERAL

I.1. Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate”  of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership”  by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security;

and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  The terms “Beneficially Own” and “Beneficially Owned”  shall have a correlative meaning.

“control” (including the terms  “controlling”,  “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means  (i) the ownership, control, or power to vote 25 percent or more of any class of voting securities of the other Person, (ii) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other Person, or (iii) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of the other Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of FSB Common Stock or other capital stock of FSB and any securities convertible into or exercisable or exchangeable for shares of FSB Common Stock or other capital stock of FSB, in each case that the Stockholder acquires Beneficial Ownership of on or after the date hereof. Covered Shares shall not include those shares of FSB Common Stock that Stockholders may exercise voting or investment power as a fiduciary.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

“Existing Shares” means, with respect to the Stockholder, all shares of FSB Common Stock Beneficially Owned by the Stockholder as specified on Schedule 1 hereto.

“Permitted Transfer” means a Transfer (i) as the result of the death of the Stockholder by the Stockholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder, (ii) Transfers in connection with estate and tax planning purposes, (iii) to FSB in connection with the vesting, settlement or exercise of FSB equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Purchaser equity awards, the exercise price thereon, (iv) as is otherwise permitted by Evans in its sole discretion, (v) Transfers by will or operation of Law, or (vi) Transfers to any other stockholder of FSB who has executed a copy of this Agreement on the date hereof; provided, that in the case of the foregoing clauses (i), (ii) and (v), prior to the effectiveness of such Transfer, such transferee executes and delivers to Evans and FSB  an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Evans, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Stockholder shall have made hereunder.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, bequeath, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing (other than a proxy for the purpose of voting the Stockholder’s Covered Shares in accordance with Section 2.1 hereof).

ARTICLE II COVENANTS OF STOCKHOLDER

II.1. Agreement to Vote.  The Stockholder hereby irrevocably and unconditionally agrees that during the Support Period, at the FSB Meeting or at any other meeting of the stockholders of FSB, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of FSB, the Stockholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholder controls the right to vote:

(i) in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and any actions required in furtherance thereof;
(ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of FSB under the Merger Agreement;
(iii) against any Acquisition Proposal; and

(iv) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the stockholders of FSB that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by FSB of its obligations under the Merger Agreement or by the Stockholder of his or her obligations under this Agreement.

II.2. No Inconsistent Agreements.  The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy,  Consent or power of attorney with respect to the Covered Shares except any proxy,  Consent or power of attorney to carry out the intent of this Agreement, (c) will not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Stockholder or otherwise prevent, delay or disable the Stockholder from performing any of his or her obligations under this Agreement, and (d) has not taken and shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, postponing, discouraging, interfering with, disabling or adversely affecting the Stockholder’s performance of any of his or her obligations under this Agreement.

ARTICLE III REPRESENTATIONS AND WARRANTIES
III.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to FSB and Evans as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action.  The Stockholder has the requisite power, capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him or her in accordance with its terms, (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) Ownership.  As of the date hereof, except for the Covered Shares, the Stockholder is not the Beneficial owner or registered owner of any other shares of FSB Common Stock or rights to acquire FSB Common Stock. The Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through the Support Period will be, Beneficially Owned and owned of record by the Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through the Support Period, the Stockholder has and will have good and marketable title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws.  The Stockholder has and will have at all times through the Support Period sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Support Period.  The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c) No Violation.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations under this Agreement will not, (i) conflict with or violate, or require any Consent pursuant to, any Law or Order applicable to the Stockholder or by which any of his or her Assets is bound, or (ii) conflict with, result in any breach of or constitute a Default, require any Consent pursuant to, or result in the creation of any Encumbrance on the

Assets of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any of his or her Assets or Covered Shares are bound.

(d) Consents and Approvals.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any Consent. No Consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform her or her obligations under this Agreement.

(e) Legal Proceedings.  There is no Litigation pending or, to the Knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his or her Affiliates that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance by Evans.  The Stockholder understands and acknowledges that Evans is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

ARTICLE IV OTHER COVENANTS
IV.1. Prohibition on Transfers; Other Actions.

(a) During the Support Period, the Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by Order, take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing.  Any Transfer in violation of this provision shall be void. Following the date hereof, FSB shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.

(b) The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, FSB shall not, and the Stockholder hereby unconditionally and irrevocably instructs FSB to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

(c) The Stockholder shall not make any statement, written or oral, to the effect that he or she does not support the Merger or that other shareholders of FSB should not support the Merger.

IV.2. Certain Events.    The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares and shall be binding upon any Person to which legal or Beneficial Ownership of the Covered Shares shall pass, whether by operation of Law or otherwise, including the Stockholders’ successors or assigns. In the event of a stock split, stock dividend, merger (other than the Mergers), exchange, reorganization, recapitalization or distribution, or any change in the capital structure of FSB affecting the FSB Common Stock, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such additional securities of FSB and any securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.

IV.3. Notice of Acquisitions, etc.  The Stockholder hereby agrees to notify FSB and Evans as promptly as practicable (and in any event within two Business Days after receipt) in writing of (i) the number of any additional shares of FSB Common Stock or other securities of FSB of which the Stockholder acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

IV.4. Non-Solicit.  In his or her capacity as a stockholder of FSB, and not in his or her capacity as a director or officer of FSB, as applicable, the Stockholder shall not, and shall cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any confidential or nonpublic information or data in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (c) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a stockholders’ vote or action by consent of FSB’s stockholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of FSB that takes any action in support of an Acquisition Proposal, or (g) approve, endorse, recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction.

IV.5. Further Assurances.  From time to time, at the request of Evans or FSB and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

IV.6. Disclosure.  The Stockholder hereby authorizes Evans and FSB to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement, including the Proxy/Prospectus, the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligation under this Agreement.

ARTICLE V MISCELLANEOUS

V.1. Termination.  This Agreement shall remain in effect until the earlier to occur of (a) the receipt of the FSB Stockholder Approval or  (b) the date of termination of the Merger Agreement in accordance with its terms (the “Support Period”); provided, that (i) the provisions of Section 4.4 shall survive until the earlier to occur of (x) the Closing or (y) the termination of the Merger Agreement in accordance with its terms, and (ii) the provisions of ARTICLE V shall survive any termination of this Agreement.  Nothing in this Section 5.1  and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

V.2. No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Evans or FSB any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Evans or FSB shall not have any authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

V.3. Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Evans:	Evans Bancorp, Inc.
Evans Bank, N.A.
One Grimsby Drive
Hamburg, NY 14075
Facsimile Number: 716-926-2005
Attention: David J. Nasca
Email: dnasca@evansbank.com

Copy to Counsel:	Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com;
Attention: Christopher J. DeCresce
Email: cdecresce@cov.com

FSB:	FSB Bancorp, Inc.
Fairport Savings Bank
45 South Main Street
Fairport, New York 14450
Facsimile Number: 585-381-9243
Attention: Kevin D. Maroney
Email: kmaroney@fairportsavingsbank.com

Copy to Counsel:	Luse Gorman, PC
5335 Wisconsin Avenue, N.W., Ste. 780
Washington, D.C. 20015

Facsimile Number: 202-362-2902
Attention: Eric Luse
Email: eluse@luselaw.com
Attention: Benjamin M. Azoff
Email: bazoff@luselaw.com

Stockholder:To those persons indicated on Schedule 1.

V.4. Interpretation.   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise.  No party to this Agreement shall be considered the draftsman.  The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

V.5. Counterparts; Delivery by Facsimile or Electronic Transmission.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

V.6. Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes  all prior arrangements or understandings, with respect thereto, written and oral.

V.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

V.8. Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties.

V.9. Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.    Each of the parties waives any defense in any action for specific performance that a remedy at law would be adequate.

V.10. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

V.11. Assignment.   Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.  Any purported assignment in contravention hereof shall be null and void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

V.12. Third Party Beneficiaries.  Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties.  Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.  Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

V.13. Stockholder Capacity.  Notwithstanding any other provision contained in this Agreement, this Agreement applies solely to the Stockholder in his or her capacity as a stockholder and, Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of FSB (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict the Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to FSB or its stockholders.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

EVANS BANCORP, INC.

By: __________________________

Name:

Title:

FSB BANCORP, INC.

By: __________________________

Name:

Title:

Stockholder

______________________________

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

______________________________	_______________________________

Address for notice:

Name:________________________

Street: ________________________

________________________

City, State:________________________

ZIP Code:________________________

Telephone:________________________

Fax:________________________

Email:________________________